UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 31, 2025
_______________________________________________________________________________________
LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)
_______________________________________________________________________________________

Delaware	1-6227	42-0823980
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 E. 53rd Street, Davenport, Iowa 52807
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LEE	The Nasdaq Global Select Market
Preferred Share Purchase Rights	LEE	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry Into A Material Definitive Agreement.

As previously disclosed, Lee Enterprises, Incorporated ("Company") experienced a systems outage caused by a cybersecurity attack, and, in an effort to provide short-term liquidity to fund the cybersecurity incident's remediation efforts and other operations, the Company's sole lender, BH Finance LLC, a Nebraska limited liability company ("BH Finance"), waived payment of the Company's March 2025 interest payments ("Interest") owed to BH Finance under the Credit Agreement dated January 29, 2020 ("Credit Agreement"), and March 2025 lease payments ("Basic Rent") owed to BH Media Group, Inc., a Delaware corporation ("BH Media"), under the Lease Agreement dated March 16, 2020 ("Lease Agreement").

On March 31, 2025, in an effort to continue to provide the Company short-term liquidity to fund the cybersecurity incident's remediation and other operations, BH Finance and BH Media agreed to waive payment of the Company's April 2025 Interest Basic Rent payments under the Credit Agreement and Lease Agreement, respectively (collectively, the "Second Covenant Waiver"). In total, the Second Covenant Waiver will provide $3.7M of additional capital. All waived Interest and Basic Rent payments will be added to the principal amount due under the Credit Agreement to be due as of the date such payments become due under the Credit Agreement.

Except as expressly provided above, the Waiver Period is not a waiver of any other right, power, or remedy under the Credit Agreement or Lease Agreement and both agreements remain in full force and effect.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date:	April 1, 2025	By:	/s/ Timothy R. Millage
Timothy R. Millage
Vice President, Chief Financial Officer and Treasurer